UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 24, 2013 (May 22, 2013)

Silver Bay Realty Trust Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-35760	90-0867250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Carlson Parkway, Suite 250

Minnetonka, MN 55305

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code:   (952) 358-4400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders

The Company held its 2013 Annual Meeting of Stockholders on May 22, 2013 for the purpose of electing nine directors and ratifying the appointment of Ernst & Young LLP as its independent registered public accountants.

For more information on the proposals described below, please refer to the company’s proxy statement dated April 9, 2013, which was filed with the Securities and Exchange Commission on April 9, 2013. As of the record date, there were a total of 39,313,470 shares of common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 32,992,081 shares of common stock, or approximately 84%, were represented in person or by proxy; therefore, a quorum was present.

Proposal 1 — Election of Directors

Each of the nine nominees proposed by the company’s Board of Directors was elected to serve as a director until its Annual Meeting of Stockholders to be held in 2014 or until his or her successor is duly elected and qualified. The voting results for each nominee were as follows:

Nominee	For	Withheld	Broker Non-Votes
Thomas W. Brock	25,425,384	16,389	7,550,308
Tanuja M. Dehne	25,423,145	18,628	7,550,308
William W. Johnson	25,195,467	246,306	7,550,308
Stephen G. Kasnet	25,070,866	370,907	7,550,308
Irvin R. Kessler	25,054,553	387,220	7,550,308
David N. Miller	25,304,091	137,682	7,550,308
Thomas Siering	25,052,957	388,816	7,550,308
Brian C. Taylor	25,051,342	390,431	7,550,308
Ronald N. Weiser	25,423,193	18,580	7,550,308

Proposal 2 — Ratification of Selection of Independent Registered Public Accounting Firm

Stockholders ratified the appointment of Ernst & Young LLP as the company’s independent registered public accountants for the year ending December 31, 2013. The proposal received the following final voting results: 32,936,116 for; 42,139 against; and 13,826 abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER BAY REALTY TRUST CORP.

	By:	/s/ TIMOTHY W. J. O’BRIEN
Timothy W. J. O’Brien
General Counsel and Secretary

Date: May 24, 2013